Exhibit 10.2

FORM OF
CONTENT LICENSE AGREEMENT

THIS CONTENT LICENSE AGREEMENT (this “Agreement”), dated as of ___________, 2015 (the “Effective Date”), is entered into between Beijing Sun Seven Stars Culture Development Limited, a P.R.C. company with an address at Eastern Fangzheng Road, Southern Dongying Village, Hancunhe Town, Fangshan District, Beijing City, P.R.C. (“Licensor”), and YOU ON DEMAND HOLDINGS, INC., a Nevada corporation with an address at 375 Greenwich Street, Suite 516, New York, New York 10013 (“Licensee”).

WHEREAS, Licensor and Licensee have agreed to enter into this Agreement, pursuant to which Licensor shall license to Licensee certain video programming on the terms and subject to the conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and incorporating the above recitals with and into this Agreement, the parties hereby agree as follows:

TERMS AND CONDITIONS

1.	Definitions.

(a)          “Additional Title” shall have the meaning specified in Section 5.

(b)          “Advertising” shall have the meaning specified in Section 9.

(c)          “Affiliate(s)” shall mean an entity controlling, controlled by or under common control with a party. "Control," for purposes of this definition, means direct or indirect ownership or control of more than 50% of the voting interests of the subject entity.

(d)          “Confidential Information” shall have the meaning specified in Section 14(a).

(e)          “Indemnified Party” shall have the meaning specified in Section 13.

(f)           “Indemnifying Party” shall have the meaning specified in Section 13.

(g)          “Licensor Marks” shall have the meaning specified in Section 11.

(h)          “Materials” shall have the meaning specified in Section 4(b).

(i)           “Mobile Sites” shall mean any and all versions of the Licensee Sites optimized for delivery and/or distribution via a wireless network.

(j)          “Reports” shall have the meaning specified in Section 8(b).

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(k)          “Share Consideration” has the meaning specified in Section 10.

(l)           “Sites” shall mean any and all websites, applications, products and other services through which Licensee (itself or through a third party) delivers content via the public Internet or an IP-based network, regardless of whether the device used to access such websites, applications, products or other services is a laptop or desktop computer, mobile device, tablet, mobile phone, set-top box, or other device.

(m)         “Term” shall have the meaning specified in Section 7.

(n)          “Territory” shall mean mainland China.

(o)          “Titles” shall mean the programming listed on Schedule A (as Schedule A may be amended in accordance with Section 5 from time to time).

(p)          “Users” shall mean all subscribers to Licensee’s services.

(q)          “VOD” shall mean a system that allows for the exhibition of video programming chosen by a subscriber for display on that subscriber’s video display unit on an on-demand basis, such that a subscriber is able, at his or her discretion, to select the time for commencement of exhibition, and shall include subscription VOD (“SVOD”), transactional VOD (“TVOD”), ad-supported VOD (“AVOD”) and free VOD.

2.	Rights Granted.

(a)          License Grant.   In exchange for the Share Consideration, Licensor hereby grants to Licensee a non-exclusive, royalty-free, perpetual and non-perpetual license (subject to the duration for which Licensor has the rights to each Title as specified in Schedule A1-A5 of Schedule A) to:

i.            license, exhibit, distribute, reproduce, transmit, perform, display, and otherwise exploit and make available each Title within the Territory in any language by VOD (including SVOD, TVOD, AVOD and free VOD) for Internet, TV and mobile platforms (including, but not limited to, OTT streaming services, Sites and Mobile Sites), except that for Titles listed in Schedule A1-A2 of Schedule A, Licensor can only grant Licensee distribution rights to up to six (6) MSOs plus two (2) of China’s Internet TV license holders or their OTT Internet-based video partners by VOD (including SVOD, TVOD, AVOD and free VOD). China’s current Internet TV license holders include: CNTV (中国网络电视台/未来电视), BesTV (百视通), Wasu (华数), Southern Media Cooperation (南方传媒), Hunan TV (芒果TV), China National Radio/Galaxy Internet TV (GITV) (银河电视), and China Radio International (中国国际广播电台).

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ii.           copy and dub the Titles, and authorize any person to do the foregoing. Licensee shall also have the right to make (or have made on its behalf) translations of the Titles.

iii.          promote each Title in any manner or media, including, without limitation, the right to use and license others to use Licensor’s name, the title of, trailers created for and excerpts from such Title (including but not limited to audio portions only), Materials and the name, voice and likeness of and any biographical material concerning all persons appearing in or connected with such Title for the purpose of advertising, promoting and/or publicizing such Title, Licensee and the program service on which the Title is exhibited;

iv.          use the Titles for (i) audience and marketing testing, (ii) sponsor/advertiser screening, and (iii) reference and file purposes; and

v.           include Licensee’s name, trademark and logo in the Titles to identify Licensee as the exhibitor of the Titles.

(b)          Sublicensing.   Licensee shall have the right to assign or sublicense any or all of its rights granted under this Agreement, in whole or in part, to third parties exhibiting the Titles in the ordinary course of Licensee’s business with prior written notice to Licensor. Except as otherwise specified in the previous sentence, Licensee may not sublicense any of its rights under Section 2(a) without Licensor’s prior written consent, which shall not be unreasonably withheld or delayed.

(c)          Display of Titles.   Licensee agrees to display the Titles without material alteration to the content thereof. Licensee may modify or edit the format of the Titles for technical purposes. Nothing in this Agreement prevents Licensee from providing Users with the ability to use the Titles as permitted by law or in a manner for which a license is not required.

(d)          Removal of Titles.   If Licensee receives written notice from Licensor that Licensor no longer has the rights to provide a Title to Licensee, Licensee shall use commercially reasonable efforts to remove such Title from Licensee’s services. Nothing in this Agreement shall obligate Licensee to distribute, exhibit or otherwise use any Title. In addition, should Licensee deem any aspect of any Title as either inappropriate or otherwise objectionable or undesirable (whether for editorial, legal, business or other reasons), Licensee reserves the right, but does not assume the obligation, to discontinue distribution of such Title, without liability and without limiting any rights or remedies to which Licensee may be entitled, whether under this Agreement, at law, or in equity.

(e)          Profit Participation.   For content listed in Schedule A6 of Schedule A, Licensor will only grant Licensee certain profit participation rights, for certain durations, as detailed and set forth in Schedule A6 of Schedule A. Licensee will not have distribution rights or any other rights to the content in Schedule A6 of Schedule A under Section 2(a)-(d). If for any reason the A6 projects do not get produced, SSS will

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substitute comparable projects, to be mutually approved." [PRIOR TO EXECUTION OF THIS AGREEMENT, THE PARTIES WILL AGREE UPON APPROPRIATE LANGUAGE AND PROVISONS FOR THE PAYMENT OF PROFIT INTEREST, AUDIT RIGHTSS AND DISPUTE PROVISIONS.]

3.	Licenses and Clearances.

Licensor shall be solely responsible for the Titles and any and all legal liability resulting from the Titles, excluding any legal liability caused by Licensee’s breach of this Agreement or gross negligence with regards to the Titles. Without limiting the generality of the foregoing, Licensor shall be solely responsible for any and all royalties and other fees payable to any applicable licensor(s) or any third party for distribution of the Titles by Licensee (including, without limitation, residuals and clearances or other payments to guilds or unions and rights for music clearances, such as performance rights, synchronization rights and mechanical rights), and all other fees, payments and obligations arising out of the activities contemplated by this Agreement, and Licensee shall have no responsibility or liability for any such royalties or fees. Licensor acknowledges that Licensee cannot and does not undertake to review, and shall not be responsible for Users’ unauthorized use or exploitation of, the Titles. Should Licensee become aware of Users’ unauthorized use or exploitation of the Titles, Licensee shall immediately report such use to Licensor.

4.	Delivery Requirements; Customer Service.

(a)          Within fifteen (15) days after the Effective Date or on December 31, 2015 (whichever is earlier), Licensor shall (at Licensor’s sole expense), make the Titles available either online or by hard drive to Licensee or the third-party vendor specified by Licensee to provide or deliver the Titles from Licensee’s or its third-party vendor’s facilities. Delivery of the Titles shall be deemed complete if Licensor makes the Titles available in accordance with the previous sentence. If, from time to time, Licensee requests an alternate delivery method for the Titles and/or the implementation of Licensee’s technical specifications relating to the online delivery of the Titles, then Licensor will use commercially reasonable efforts to comply with each such request.

(b)          When Licensor delivers each Title to Licensee, Licensor shall provide Licensee (at the place specified by Licensee) with all available promotional materials for such Title, including, but not limited to, captioned photographs, brochures, a synopsis and description of such Title, a complete list of cast and credits, biographies of key performers, and any electronic press kits, trailers or featurettes created for such Title (collectively, the “Materials”).

(c)          In the event of technical problems with any of the Titles, each party shall use commercially reasonable efforts to notify the other and to remedy any such problems in a timely manner.

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(d)          Licensor will provide Licensee with reasonable assistance in responding to User inquiries regarding the Titles.

5.	Additional Titles.

If, during the Term, Licensor develops or obtains the rights to license any live action or animated feature-length motion picture (each an “Additional Title”), Licensor shall give Licensee the first right of negotiation for each Additional Title (i.e., the preferred vendor). Licensor will promptly provide written notice to Licensee in which Licensor lists each Additional Title. Should Licensee agree to be the vendor for an Additional Title, Licensor and Licensee will negotiate in good faith to mutually agree upon the pricing and terms for each Additional Title in an amendment to this Agreement. Licensor will deliver each Additional Title in accordance with Section 4(a). Unless otherwise expressly stated in such an amendment, each Additional Title listed in such an amendment will be deemed a “Title” and Schedule A will be deemed amended to include such Additional Title.

6.	Expansion of Licensee’s VOD Services.

Licensor will use its partners and media channels to expand distribution of Licensee’s VOD services to more cable MSOs and all other platforms for which Licensee is permitted to distribute the Titles under Section 2(a)(i).

7.	Term and Termination.

(a)	The Term of this Agreement (the “Term”) shall commence on the Effective Date listed above and continue for twenty (20) years, unless sooner terminated as provided in Section 7(b).

(b)	This Agreement may be terminated at any time by either party, effective immediately upon written notice, if the other party: (i) becomes insolvent; (ii) files a petition in bankruptcy; or (iii) makes an assignment for the benefit of its creditors. Either party may terminate this Agreement upon written notice if the other party materially breaches this Agreement and fails to cure such breach within thirty (30) days after the date that it receives written notice of such breach from the non-breaching party.

(c)	Sections 2(a), 2(b), 2(c), 2(d), 3, and 11 shall survive the expiration or termination of this Agreement: (i) in perpetuity with respect to Titles for which the licenses granted in Section 2(a) are perpetual; and (ii) for the duration of the applicable license term specified in Schedule A with respect to Titles for which the license term specified in Schedule A extends beyond the expiration or termination of this Agreement. Sections 1, 7, 8(a), 12, 13, 14, 15, 16 and 17 shall survive any expiration or termination of this Agreement in perpetuity.

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8.	Privacy and Data Collection; Reports.

(a)          All User information (including, without limitation, any personally identifiable information and statistical information regarding Users’ use and viewing of the Titles) generated, collected or created in connection with the display of the Titles through Licensee’s services shall be considered Confidential Information of Licensee, and all right, title and interest in and to such information shall be owned by Licensee.

(b)          Licensee will provide Licensor with reports (“Reports”) containing statistical information collected by Licensee on (i) Users’ use of the Titles, (ii) distribution channels used by Licensee for the distribution of the Titles, (iii) sub-licensees to which the Titles were sub-distributed by Licensee and (if permitted under Licensee’s agreements with the sublicensees) any relevant reports received by Licensee from those sublicensees, and (iv) any other information that the Licensor may request Licensee to gather from time to time, subject to mutual approval. The Reports will be delivered in a format that is mutually agreed upon by the parties. The Reports and all information contained in the Reports shall be considered Confidential Information of Licensee, and all right, title and interest in and to such Reports and information shall be owned by Licensee.

9.	Advertising.

The parties acknowledge and agree that Licensee’s services may contain advertising, promotions and/or sponsorship material (collectively, “Advertising”). Such Advertising shall be determined by Licensee in its sole discretion and Licensee shall be entitled to retain all revenues resulting from the sale of Advertising.

10.	Consideration.

No royalty or fees of any kind shall be owed by Licensee under this Agreement. The consideration for the licenses granted by Licensor to Licensee under this Agreement is the issuance of the IP Common Shares as defined in the Securities Purchase Agreement, dated as of November 23, 2015, by and among the Licensee and the Licensor (the “Share Consideration”).

11.	Use of Licensor Marks.

Licensor hereby grants Licensee a non-exclusive license to use the logos, trademarks and service marks used by Licensor to identify the Titles (collectively, “Licensor Marks”) in connection with the use of the Titles as set forth in this Agreement. Licensee acknowledges and agrees that Licensee’s use of the Licensor Marks shall inure to the benefit of Licensor. Should Licensor find objectionable any use of the Licensor Marks by Licensee, Licensor shall have the right to revoke, with respect to the objectionable use, the rights granted to Licensee under this Agreement to use the Licensor Marks, and Licensee shall promptly cease using the Licensor Marks in the manner found objectionable by Licensor.

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12.	Representations and Warranties.

(a)          Licensor represents and warrants that:

i.            The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Licensor and this Agreement constitutes a valid and legally binding agreement of Licensor enforceable against Licensor in accordance with its terms;

ii.            It will not take or authorize any action, or fail to take any action, by which any of the rights in any Title granted herein may be impaired in any way;

iii.           It has all rights and authority necessary to fully perform its obligations and grant the rights granted under this Agreement and all rights in and to the Titles and in and to all literary, artistic, dramatic, intellectual property and musical material included therein required for the exercise of rights granted in this Agreement without liability of any kind to any third party; provided however, that this representation and warranty shall not apply to non-dramatic performing rights in music to the extent that they are controlled by SESAC, ASCAP or BMI or to the extent that such music is in the public domain;

iv.           Each Title is and will be protected during the Term by copyright throughout the Territory;

v.            There are no taxes, charges, fees, royalties or other amounts owed to any party other than as set forth in this Agreement for the exercise of rights granted in this Agreement and Licensor has paid or will pay all charges, taxes, license fees and other amounts that have been or may become owed in connection with the Titles or the exercise of any rights granted under this Agreement;

vi.           Licensor shall make all payments which may become due to any union or guild and to any third parties who rendered services in connection with the production of the Titles by virtue of the use made of the Titles hereunder;

vii.          No claim or litigation is pending or threatened and no lien, charge, restriction or encumbrance is in existence with respect to any Title that would adversely affect or impair any of the rights granted under this Agreement;

viii.        The Titles, Materials and Licensor Marks will not violate or infringe any common law or statutory right of any person or other entity including, without limitation, any contractual rights, proprietary rights, trademark, service mark, copyright or patent rights, or any rights of privacy or publicity;

ix.          The Titles, Materials and the Licensor Marks will not be unlawful, slanderous or libelous; and

x.           To the extent that any Title makes any claims or renders any instruction or advice, such claim, instruction or advice shall comply with all federal, state and

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other applicable laws and regulations and shall cause no harm to any person or entity following or acting in accordance with such instruction or advice.

(b)           Licensee represents and warrants that:

i.             The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Licensee and this Agreement constitutes a valid and legally binding agreement of Licensee enforceable against Licensee in accordance with its terms;

ii.            It will use the Titles solely as permitted under this Agreement;

iii.           It has the full right, capacity and authority to enter into this Agreement and to perform all of its obligations hereunder; and

iv.          As of the Effective Date, there is no claim, action, suit, investigation or proceeding relating to or affecting Licensee pending or threatened, in law or in equity, or any other circumstance which might adversely affect Licensee’s ability to perform all of its obligations hereunder.

13.	Indemnification.

Each party shall defend, indemnify and hold the other party and its Affiliates, and their respective directors, officers, employees, agents, successors, assigns, licensees and distributors harmless from and against any and all judgments, settlements, damages, penalties, costs and expenses (including, but not limited to, reasonable attorneys’ fees) arising out of any third party claims relating to the Indemnifying Party’s breach or alleged breach of any of its representations, warranties, covenants or obligations hereunder. The party seeking indemnification (the “Indemnified Party”) will give prompt notice to the indemnifying party (the “Indemnifying Party”) of any claim for which the Indemnified Party seeks indemnification under this Agreement; provided, however, that failure to give prompt notice will not relieve the Indemnifying Party of any liability hereunder (except to the extent the Indemnifying Party has suffered actual material prejudice by such failure). The Indemnified Party will reasonably cooperate (at the Indemnifying Party’s expense) in the defense of any claim for which the Indemnified Party seeks indemnification under this Section 13. The Indemnified Party shall have the right to employ separate counsel and to participate in (but not control) any such action, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless: (i) the employment of counsel by the Indemnified Party has been authorized by the Indemnifying Party; (ii) the Indemnified Party has been advised by its counsel in writing that there is a conflict of interest between the Indemnifying Party and the Indemnified Party in the conduct of the defense of the action (in which case the Indemnifying Party will not have the right to direct the defense of the action on behalf of the Indemnified Party); or (iii) the Indemnifying Party has not in fact employed counsel to assume the defense of the action within a reasonable time following receipt of the notice given pursuant to this Section 13, in each of which cases the fees and expenses of such counsel will be at the expense of the Indemnifying Party. The Indemnifying Party

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will not be liable for any settlement of an action effected without its written consent (which consent will not be unreasonably withheld or delayed), nor will the Indemnifying Party settle any such action without the written consent of the Indemnified Party (which consent will not be unreasonably withheld or delayed). The Indemnifying Party will not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party a release from all liability with respect to the claim.

14.	Confidentiality.

(a)          Confidential Information.   “Confidential Information” means all non-public information about the disclosing party’s business or activities that is marked or designated by such party as “confidential” or “proprietary” at the time of disclosure or that reasonably would be understood to be confidential given the circumstances of disclosure. Notwithstanding the foregoing, Confidential Information does not include information that: (a) is in or enters the public domain without breach of this Agreement; (b) the receiving party lawfully receives from a third party without restriction on disclosure and without breach of a nondisclosure obligation; (c) the receiving party rightfully knew prior to receiving such information from the disclosing party; or (d) the receiving party develops entirely independently of, and without any access or reference to or use of, any Confidential Information communicated to the receiving party by the disclosing party.

(b)          Restrictions.   Each party agrees that, during the Term and for two (2) years thereafter: (i) it will not disclose to any third party any Confidential Information disclosed to it by the other party except as expressly permitted in this Agreement; (ii) it will only permit access to Confidential Information of the disclosing party to those of its employees or authorized representatives or advisors (including, without limitation, the receiving party’s auditors, accountants, and attorneys) having a need to know and who, prior to obtaining such access, are legally bound to protect the disclosing party’s Confidential Information at least to the same extent as set forth herein; (iii) it will use any Confidential Information disclosed to it by the other party only for the purpose of performing its obligations or exercising its rights under this Agreement and not for any other purpose, whether for such party’s own benefit or the benefit of any third party; (iv) it will maintain the confidentiality of all Confidential Information of the other party in its possession or control; and (v) that (x) upon the expiration or termination of this Agreement, or (y) at any time the disclosing party may so request, it will deliver promptly to the disclosing party, or, at the disclosing party’s option, it will destroy, all Confidential Information of the disclosing party that it may then possess or have under its control. Notwithstanding the foregoing, each party may disclose Confidential Information of the other party to the extent required by a court of competent jurisdiction or other governmental authority or otherwise as required by law, provided that such party will, as soon as reasonably practicable, provide the disclosing party with written notice of such requirement so that the disclosing

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party may seek a protective order or other appropriate remedy. The receiving party and its representatives will cooperate fully with the disclosing party to obtain any such protective order or other remedy. If the disclosing party elects not to seek, or is unsuccessful in obtaining, any such protective order or similar remedy and if the receiving party receives advice from reputable legal counsel confirming that the disclosure of Confidential Information is required pursuant to applicable law, then the receiving party may disclose such Confidential Information to the extent required; provided, however, that the receiving party will use commercially reasonable efforts to ensure that such Confidential Information is treated confidentially by each party to which it is disclosed.

15.	Disclaimers.

EXCEPT AS EXPRESSLY STATED IN SECTION 12, THE PARTIES HEREBY DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, CONCERNING THE SUBJECT MATTER OF THIS AGREEMENT.

16.	Limitation of Liability.

EXCEPT FOR THE ABOVE INDEMNIFICATION OBLIGATIONS AND FOR BREACHES OF SECTION 14, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS), WHETHER IN AN ACTION OR ARISING OUT OF BREACH OF CONTRACT, TORT OR ANY OTHER CAUSE OF ACTION EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

17.	Miscellaneous.

(a)          Governing Law.   This Agreement shall be governed by and construed in all respects in accordance with the laws of the State of New York, without giving effect to any conflicts of laws principles.

(b)          Dispute Resolution.   Any dispute, controversy and/or difference which may arise out of or in connection with or in relation to this Agreement, shall be solely and finally settled by binding arbitration pursuant to then-current rules of the International Chamber of Commerce. Such arbitration shall be held in New York, New York. The merits of the dispute shall be resolved in accordance with the laws of the State of New York, without reference to its choice of law rules. The tribunal shall consist of three arbitrators, each of whom shall be knowledgeable in the subject matter hereof. The arbitration shall be conducted in the English language, and all documents shall be submitted in English or be accompanied by a certified English translation. The arbitrators will provide a written explanation to the parties of any arbitration award. The award thereof shall be final and binding upon the parties hereto, and judgment on such award may be entered in any court or tribunal having jurisdiction, and the parties hereby irrevocably waive any objection to the jurisdiction of such courts based on any ground,

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including without limitation, improper venue or forum non conveniens. The parties and the arbitration panel shall be bound to maintain the confidentiality of this Agreement, the dispute and any award, except to the extent necessary to enforce any such award. The prevailing party, if a party is so designated in the arbitration award, shall be entitled to recover from the other party its costs and fees, including attorneys’ fees, associated with such arbitration. By agreeing to this binding arbitration provision, the parties understand that they are waiving certain rights and protections which may otherwise be available if a dispute between the parties were determined by litigation in court, including, without limitation, the right to seek or obtain certain types of damages precluded by this arbitration provision, the right to a jury trial, certain rights of appeal, and a right to invoke formal rules of procedure and evidence. Notwithstanding anything to the contrary herein, each party shall be entitled, at any time, without first resorting to the dispute resolution process set forth above, to seek injunctive or other equitable relief from any court of competent jurisdiction, wherever such party deems appropriate, in order to preserve or enforce such party’s rights hereunder.

(c)          Non-Exclusivity.   Nothing in this Agreement limits or restricts Licensee from entering into any similar agreements with any third party.

(d)          Severability.   The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. In the event that any provision of this Agreement is determined to be invalid, unenforceable or otherwise illegal, such provision shall be deemed restated, in accordance with applicable law, to reflect as nearly as possible the original intentions of the parties, and the remainder of the Agreement shall remain in full force and effect.

(e)          Waiver.   No term or condition of this Agreement shall be deemed waived, and no breach shall be deemed excused, unless such waiver or excuse is in writing and is executed by the party against whom such waiver or excuse is claimed.

(f)           Entire Agreement.   This Agreement contains the entire agreement and understanding between the parties with regard to the subject matter hereof, and supersedes all prior and contemporaneous oral or written agreements and representations with respect to such subject matter. This Agreement may be modified or amended only in a writing signed by all parties.

(g)          Jury Trial Waiver.   THE PARTIES SPECIFICALLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY COURT WITH RESPECT TO ANY CONTRACTUAL, TORTIOUS, OR STATUTORY CLAIM, COUNTERCLAIM, OR CROSS-CLAIM AGAINST THE OTHER ARISING OUT OF OR CONNECTED IN ANY WAY TO THIS AGREEMENT, BECAUSE THE PARTIES HERETO, BOTH OF WHOM ARE REPRESENTED BY COUNSEL, BELIEVE THAT THE COMPLEX COMMERCIAL AND PROFESSIONAL ASPECTS OF THEIR DEALINGS WITH ONE ANOTHER MAKE A JURY DETERMINATION NEITHER DESIRABLE NOR APPROPRIATE.

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(h)          Assignment.   Neither party may assign its rights, duties or obligations under this Agreement to any third party in whole or in part, without the other party’s prior written consent, except that (i) Licensee may assign its rights and obligations to this Agreement to any of its Affiliate or subsidiaries with the prior written consent of the Licensor, and (ii) Licensor may assign its rights and obligations in this Agreement to its Affiliates or subsidiaries and either party may assign this Agreement in its entirety to any purchaser of all or substantially all of its business or assets pertaining to the line of business to which this Agreement relates or to any Affiliate of the party without the other party’s approval. This Agreement will be binding upon, and inure to the benefit of, the respective permitted assignees, transferees and successors of each of the parties.

(i)           No Third Party Beneficiaries.   The parties acknowledge and agree that there are no third party beneficiaries to this Agreement.

(j)           Interpretation.   In interpreting the terms and conditions of this Agreement, no presumption shall be interpreted for or against a party as a result of the role of such party in the drafting of this Agreement. Sections headings are for convenience only and shall not be used to interpret this Agreement.

(k)          Notice.   Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows, with notice deemed given upon receipt or refusal: (i) by overnight courier service; (ii) hand delivery; or (iii) by certified or registered mail, return receipt requested. Notice shall be sent to the addresses set forth below or to such other address as either party may specify in a notice given under this Section 17(k).

If to Licensee:

You On Demand Holdings, Inc.

375 Greenwich Street, Suite 516

New York, New York 10013

Attn: Mr. Xuesong Song

With a copy (which shall not constitute notice or such other communication) to each of:

Cooley LLP

The Grace Building

1114 Avenue of the Americas

New York, New York 10036-7798

Attn: William Haddad

and

Cooley LLP

101 California Street, 5th Floor

San Francisco, California 94111-5800

Attn: Garth Osterman

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If to Licensor:

Beijing Sun Seven Stars Culture Development Limited

Eastern Fangzheng Road

Southern Dongying Village

Hancunhe Town

Fangshan District

Beijing City, P.R.C.

Attn: Zhang Jie

With a copy (which shall not constitute notice or such other communication) to:

Shanghai Sun Seven Stars Cultural Development Limited

686 WuZhong Road, Tower D, 9th Floor

Shanghai, China 201103

Attn: Polly Wang

(l)           Press Releases.   Unless required by law, neither party will, without the prior written approval of the other party, issue any press release or similar announcement relating to the existence or terms of this Agreement.

(m)         Counterparts.   This Agreement may be executed in counterparts, all of which when taken together shall be deemed to constitute one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF and intending to be legally bound hereby, the parties have executed this Content License Agreement as of the date first set forth above.

LICENSOR:

BEIJING SUN SEVEN STARS CULTURE DEVELOPMENT LIMITED

By:
Name:	Bruno Wu
Title:	Chairman & CEO

LICENSEE:

YOU ON DEMAND HOLDINGS, INC.

By:
Name:
Title:

[SIGNATURE PAGE TO CONTENT LICENSE AGREEMENT]

SCHEDULE A

TITLES